Valhi, Inc. Announces Issuance of Final

Low-Level Radioactive Waste Disposal License

DALLAS, TEXAS . . . January 14, 2009 . . . Valhi, Inc. (NYSE: VHI) announced today that the Texas Commission on Environmental Quality issued a final license for the near-surface disposal of Class A, B and C low-level radioactive waste (“LLRW”) to Waste Control Specialists LLC (“WCS”), a wholly-owned subsidiary of Valhi, at its site in Andrews County, Texas.  The license allows WCS to operate a Texas Compact (comprised of Texas and Vermont) LLRW disposal facility and a federal LLRW disposal facility.

“WCS and the citizens of Andrews and Lea Counties and the Permian Basin have been waiting for this day for many years,” said William J. Lindquist, Chief Executive Officer of WCS.  “The state of Texas will now be able to meet its obligations to the power plants, hospitals, universities, research institutes and other industrial generators in the Texas Compact to permanently dispose of their LLRW.  This final license combined with the recently issued byproduct material disposal license and our existing permits and licenses gives WCS the broadest range of capabilities of any commercial enterprise in the U.S. for the storage, treatment and permanent disposal of hazardous, toxic, low-level and mixed LLRW and radioactive byproduct material.  We believe WCS has a significant and valuable competitive advantage in this multi-billion dollar industry. The only U.S. commercial facility currently authorized to accept low-level and mixed LLRW is limited to disposing of Class A waste, while WCS will be able to permanently dispose of Class A, B and C LLRW.  We believe it is very unlikely another LLRW disposal facility will be opened in the U.S. in the foreseeable future.”

“WCS has entered into a contract with URS Corporation’s Washington Division to design, engineer and construct the LLRW and byproduct material disposal sites.  The byproduct site is expected to be operational in the second quarter of 2009.   Construction of the LLRW site is expected to commence in the second quarter of 2009, following the completion of some pre-construction licensing and administrative matters, and is expected to be operational in the second quarter of 2010,” said Mr. Lindquist.

Steven L. Watson, President and Chief Executive Officer of Valhi, said “Valhi has supported WCS’ operations and licensing efforts for over 13 years and we are pleased that the work of the large number of skilled individuals involved has resulted in the issuance of this license.  With the continuing uncertainty of commercial and federal LLRW disposal availability in the U.S., we believe WCS’ growth opportunities are extraordinary.  We thank the citizens of the Permian Basin for their overwhelming support in the past and we look forward to our continuing partnership, as WCS significantly grows and expands this business.”

The WCS facility in Andrews County, Texas is currently licensed for the processing, storage and disposal of a broad range of hazardous and toxic waste, byproduct material and certain types of low-level and mixed LLRW.

Valhi is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

Statements in this release that are not historical in nature are forward-looking in nature that represent the Company’s beliefs and assumptions based on currently available information.  In some cases, these forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,”  “could,” “anticipates,” “expected” or comparable terminology.  Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. Among the factors that could cause the Company’s actual future results to differ materially from those described herein are the risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

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